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                                                                     Exhibit 5.1


                          THOMPSON HINE & FLORY P.L.L.
                                Attorneys at Law
                            2000 Courthouse Plaza NE
                                 P. O. Box 8801
                            Dayton, Ohio 45401-8801

                                April 19, 1996


Omnicare, Inc.
2800 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

         We have acted as counsel to Omnicare, Inc., a Delaware corporation
(the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 being filed under the Securities Act of 1933, as amended, for the purpose of registering the offering of up to an aggregate of 1,260,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to the Omnicare, Inc. 1995 Premium-Priced Stock Option Plan (the "Plan").

         In such capacity, we have examined the Plan and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as in our judgment permits us to render an informed opinion, it is our opinion that:

                 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

                 2. The Shares have been duly authorized and, upon issuance in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         This opinion is solely for your information in connection with the Registration Statement and is not to be quoted or otherwise referred to in any of your financial statements or public releases, filed with any governmental agency, or given to any other person without our prior written consent. This opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.
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Omnicare, Inc.
April 19, 1996
Page 2


         We consent to the use of this opinion as an Exhibit to the Company's Registration Statement on Form S-8 with respect to the Shares.

                                        Very truly yours,

                                        /s/ Thompson Hine & Flory P.L.L.

                                        Thompson Hine & Flory P.L.L.